Exhibit 99.1

Ryerson Announces Establishment of New Facility in Centralia, Washington

(Chicago – September 1, 2021) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that it is establishing a new Ryerson service center location in Centralia, Washington. Construction of the new facility has begun with completion, commissioning, and start-up scheduled for the second quarter of 2022.

Located within 75 miles of Seattle and Portland, Ryerson Centralia will be uniquely positioned to serve the Pacific Northwest market along the I-5 corridor as well as central Washington and Oregon. The new 214,000-square-foot facility and its advanced processing capabilities across sheet, plate, and long products will enable the Company to expand its advanced processing services while providing customers with a wider array of industrial metals solutions and a better customer experience.

Eddie Lehner, Ryerson’s President and Chief Executive Officer said, “Our investment in a new state-of-the-art service center in Centralia, Washington underscores our commitment to modernizing our network of intelligently connected manufacturing metals service centers creating great customer experiences at speed, scale, and consistency. I would like to thank the City of Centralia and their leadership team for working diligently with Ryerson to bring this advanced distribution and manufacturing facility to fruition that will create excellent jobs in the Centralia area for many years to come.”

Steve Bosway, Ryerson’s President, West Region, added, “The new plant in Centralia will bring us closer to our customers and offer additional value-added processing to support their business. Our investment in state-of-the-art equipment for plate, bar, and tubing products will spur growth in our Pacific Northwest markets as well as in the wider West Region.”

About Ryerson

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 3,900 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Safe Harbor Provision

Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” "believes," "expects," "may," "estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2020, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

Media and Investor Contact:

Justine Carlson

Investor Relations

312.292.5130

investorinfo@ryerson.com